Exhibit 99.1

SUBSCRIPTION AGREEMENT

The Alliance Corporate Group, Inc.
11960 Hammersmith Way, Unit 155
Richmond, British Columbia
Canada V7A 5C9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of The Alliance Corporate Group, Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Edward LaBuick and/or Mr. Richard Achron solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. LaBuick and Mr. Achron.

MAKE CHECK PAYABLE TO: The Alliance Corporate Group, Inc.

Executed this _____ day of ___________________, 2006.

__________________________________                                     _______________________________________

__________________________________                                     Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________       X $0.10       ___________ =       US$_____________
Number of Shares Purchased                                                       Total Subscription Price

Form of Payment: Cash:_______ Check #: _________________Other: ______________________

THE ALLIANCE CORPORATE GROUP, INC.

By: ________________________________________

Title: ______________________________________